UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006 (June 13, 2006)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On June 13, 2006, Chemtura Corporation entered into a new employment agreement with Robert L. Wood, the Company's Chairman, President and Chief Executive Officer (the "Agreement"). The Agreement provides for Mr. Wood's continued employment as President and Chief Executive Officer for five years from the Effective Date or until such employment is earlier terminated either by Mr. Wood for Good Reason or by the Company upon Mr. Wood's death, Inability to Perform, or termination for Cause or Without Cause.

          The Agreement, effective as of April 1, 2006, calls for an annual base salary during the first three years of $1,000,000, and thereafter Mr. Wood's base salary shall be reviewed annually by and shall be subject to adjustment at the discretion of the Board of Directors. The Agreement provides that Mr. Wood will participate in the Company's (i) Management Incentive Plan with a Target Bonus of 100% of Base Salary and a maximum bonus of 200% of Base Salary; (ii) long-term incentive plans and programs with awards set by the Organization, Compensation and Governance Committee of the Board in amounts at least equal to that of other senior executives at the Company; and (iii) other employee benefit plans, programs and arrangements that are generally made available by the Company to its senior executives, including without limitation the Company's life insurance, long-term disability, and healthcare plans. In addition, Mr. Wood shall be entitled to up to 40 hours of personal use of the Company's aircraft (provided that with respect to such personal use, he shall incur the Federal, state and local income tax consequences for the value of such usage) and the Company shall pay to Mr. Wood an annual perquisite allowance equal to $75,000 to be used towards the purchase or lease of an automobile (and any maintenance or associated costs), to pay for or maintain Mr. Wood's country club membership and to pay for tax and financial planning services.

          If Mr. Wood's employment is terminated by reason of his death or Inability to Perform, the Company shall pay Mr. Wood's estate or Mr. Wood, as the case may be, (i) any unpaid portion of his Base Salary through the Employment Termination Date and any annual bonus payable for the preceding fiscal year that otherwise has not already been paid (together, the "Compensation Payment"); (ii) any accrued but unused vacation days (the "Vacation Payment"); (iii) any reimbursement for business travel and other expenses to which Mr. Wood is entitled (the "Reimbursement"); and (iv) depending upon the terms of the Company's Management Incentive Plan in effect immediately prior to Mr. Wood's Employment Termination Date, a Prorated Bonus. If Mr. Wood's employment is terminated for Cause, the Company shall pay Mr. Wood (i) any unpaid portion of his Base Salary through the Employment Termination Date; (ii) the Vacation Payment; and (iii) the Reimbursement. If Mr. Wood's employment is terminated by the Company in an Involuntary Termination or if Mr. Wood terminates his employment for Good Reason, the Company shall pay Mr. Wood (i) the Compensation Payment; (ii) the Vacation Payment; (iii) the Reimbursement; and (iv) upon execution of mutual releases and waivers of claim, a lump-sum payment equal to: (x) the lesser of two-times the Base Salary in effect immediately prior to the Employment Termination Date, or an amount representing the Base Salary which would have been paid to Mr. Wood in the ordinary course through the end of the Employment Term (but in no event less than one year of Base Salary); plus (y) two-times the Target Bonus in effect immediately prior to the Employment Termination Date, provided however, if fewer than two bonus payouts would be made under the Management Incentive Plan, if at all, between the Employment Termination Date and the end of the Employment Term, then an amount equal to the Target Bonus. In addition, Mr. Wood shall be eligible to continue, at the rate payable by senior executive of the Company, medical, dental, vision, and life insurance benefits for himself and his family that are comparable to those which were provided to him immediately prior to his Employment Termination Date. The aforesaid termination provisions shall be in addition to any death or other vested benefits to which Mr. Wood (or his estate) may be entitled under any stock ownership, stock options, or other benefit plan or policy maintained by the Company for Mr. Wood's benefit.

          If Mr. Wood experiences an Involuntary Termination or resigns for Good Reason within twenty-four months following a Change of Control, then upon execution of mutual releases and waivers of claim, he shall be eligible to receive (i) severance pay equal to three times his Base Salary plus the average annual bonus paid to him in the three full fiscal years ending immediately prior to the Change of Control; (ii) a pro rata portion of any annual bonus that Mr. Wood would be eligible to earn for the fiscal year in which the Employment Termination Date occurs; (iii) the Vacation Payment; (iv) the Reimbursement; (v) reimbursement with respect to financial planning and tax services, up to maximum value of $25,000; (vi) reimbursement with respect to outplacement services, up to a maximum value of $25,000; (vii) the automobile supplied by the Company, for purchase by Mr. Wood at book value; and (viii) medical, dental, vision and life insurance benefits for himself and his family that are comparable to those which were provided to him immediately to the Employment Termination Date (or if greater, immediately prior to the Change of Control.) Upon a Change of Control, Mr. Wood shall be fully vested in all Company stock options and other equity-based awards held by him.

          Under the Agreement, Mr. Wood agrees that while he is employed by the Company and/or any of its Affiliates, and for a one-year period following termination of his employment for any reason, he is prohibited from engaging in a business which competes with the Company and from soliciting the Company's employees, customers and others with a business relationship with the Company as well as soliciting or interfering with any contract or arrangement that the Company is actively negotiating or any prospective business opportunity that the Company has identified.

          A copy of the Employment Agreement dated as of June 13, 2006, by and between Robert L. Wood and Chemtura Corporation is attached hereto as Exhibit 10.1 and is incorporated by reference herein. Capitalized terms not otherwise defined in this Item have the same meanings as specified in the Agreement.

Item 9.01 Financial Statements and Exhibits.

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(d)     Exhibits.

Exhibit Number 10.1	Exhibit Description Employment Agreement dated as of June 13, 2006, by and between Robert L. Wood and Chemtura Corporation

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:     June 19, 2006

Exhibit Index
Exhibit Number 10.1	Exhibit Description Employment Agreement dated as of June 13, 2006, by and between Robert L. Wood and Chemtura Corporation